Exhibit 4.4

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Omnibus Approval and Amendment (this “Amendment”) is made as of February 23, 2012, by and among RECEPTOS, INC., a Delaware corporation (the “Company”), the New Party (as defined below), and the stockholders of the Company tendering signature pages hereto with respect to the following:  (i) that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”), made and entered into as of February 3, 2012, by and among the Company and the Purchasers (as defined in the Purchase Agreement); and (ii) that certain Third Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), made and entered into as of February 3, 2012, by and among the Company and the Investors (as defined in the Investors’ Rights Agreement).  This Amendment is made with reference to the following:

A.                                    Defined terms used herein but not otherwise defined shall have their respective meanings as set forth in the Purchase Agreement.

B.                                    The parties desire to (i) approve of an additional party becoming a Purchaser under the Purchase Agreement and (ii) amend the Investors’ Rights Agreement in connection with such approval.

C.                                    In order to approve of an additional party becoming a Purchaser (in this case, an Additional 1st Tranche Purchaser) pursuant to the Purchase Agreement, this Amendment must be executed by a Majority-In-Interest (i.e., Purchasers holding at least a majority of the currently outstanding shares of Series B Preferred Stock held by all Purchasers).

D.                                    In order to amend the Investors’ Rights Agreement, this Amendment must be executed by (i) the Company and (ii) the “Holders” (as defined in the Investors’ Rights Agreement) of at least sixty percent (60%) of the shares of Series A Preferred Stock and Series B Preferred Stock currently outstanding (taken together as one class).

NOW, THEREFORE, the parties agree as follows:

1.                                      Approval of Additional 1st Tranche Purchaser.  BMV Direct LLC (the “New Party”) is approved as an Additional 1st Tranche Purchaser pursuant to Section 1.2(b)(i), clause (z) of the Purchase Agreement, with the New Party having the following purchase commitments subject to the terms and conditions of, and all as more fully set forth in, the Purchase Agreement:

	1st Tranche	2nd Tranche	3rd Tranche	TOTALS
Shares	1,092,233	1,092,233	728,155	2,912,621
Aggregate Price	$1,124,999.99	$1,124,999.99	$749,999.65	$2,999,999.63

2.                                      Observer Rights Provision.  Effective upon the New Party fulfilling its 1st Tranche purchase commitment as contemplated by Section 1 of this Amendment above, Section 3.3 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to provide as follows:

“3.3                         Observer Rights of Certain Major Investors.

(a)                                 For so long as an Investor owns at least 5% of the then outstanding shares of capital stock of the Company (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) calculated on a fully diluted basis, the Company shall invite a representative of such Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors, subject to the conditions set forth in Section 3.3(c).

(b)                                 The Company shall invite a representative of BMV Direct LLC (“BioMed”) to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors, subject to the conditions set forth in Section 3.3(c); provided, however; that the rights of BioMed pursuant to this Section 3.3(b) shall terminate (without limiting the provisions of Section 3.4) in the event of any of the following:  (i) any shares of Series B Preferred Stock issued by the Company to BioMed (regardless of whether such shares have been transferred) are converted into shares of Common Stock pursuant to a Pay-to-Play Conversion (as such term is defined in the Company’s Certificate of Incorporation); (ii) BioMed transfers any shares of Series B Preferred Stock (or shares of Common Stock into which shares of Series B Preferred Stock have been converted), except to an affiliated fund or entity (any such recipient fund or entity, a “BioMed Affiliate”); or (iii) BioMed (considered for this purpose together with all BioMed Affiliates) fails to participate in each additional financing of the Company at least to the extent of any pro rata allocation for the Company’s then current main investors as approved by its Board of Directors (i.e., if the current main investors have a Board of Directors-approved allocation of 15% of their then current ownership based on total shares owned, then BioMed (considered together with all BioMed Affiliates) would need to purchase an amount at least equal to 15% of the then current ownership of BioMed (considered together with all BioMed Affiliates) based on total shares owned in order to maintain the rights set forth in this Section 3.3(b).

(c)                                  Each representative provided with observation rights pursuant to Sections 3.3(a) and (b) shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.  The Company reserves the right to withhold any information and to exclude any such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the party appointing the representative or any person or entity affiliated with such party or its representative is (or is affiliated with) a competitor of the Company.”

3.                                      Miscellaneous; Transaction Agreements.  Except as otherwise expressly provided herein, the Purchase Agreement and the Investors’ Rights Agreement are unaffected hereby and remain in full force and effect in accordance with their respective terms.  The New Party acknowledges and agrees that in order to participate in the transactions contemplated by Section 1 above, the New Party shall be required to execute signature pages for, and otherwise become a party to, this Amendment as well as the Purchase Agreement, the Investors’ Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.  Notwithstanding the proviso in Section 1.2(b)(i) of the Purchase Agreement, Additional 1st Tranche Purchasers (including the New Party) shall not become parties to the Management Agreement (which is intended solely for Polaris Venture Partners)

4.                                      Counterparts; Facsimile.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Omnibus Approval and Amendment as of the date first written above.

RECEPTOS, INC.

By:	/s/ Faheem Hasnain
Name:	Faheem Hasnain
Title:	Chief Executive Officer

Address:	10835 Road to the Cure, #205
San Diego, CA 92121

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 21, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

BMV Direct LLC

By:	/s/ Greg N. Lubushkin
Name:	Greg N. Lubushkin
Title:	CFO

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

OSAGE UNIVERSITY PARTNERS I, L.P.

By:	OSAGE UNIVERSITY GP, LP, ITS GENERAL PARTNER

	BY:	OSAGE PARTNERS, LLC,
ITS GENERAL PARTNER

	BY:	/s/ William Harrington
	NAME:	William Harrington
	ITS:	Authorized Signer

	Address:	c/o Osage Partners
50 Monument Rd, Ste 201
Bala Cynwyd, PA 19004

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

POLARIS VENTURE PARTNERS VI, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. VI, L.L.C. ITS GENERAL PARTNER

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

POLARIS VENTURE PARTNERS FOUNDERS’ FUND VI, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. VI, L.L.C. ITS GENERAL PARTNER

By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures 2007 General Partner LLC

By:	/s/ Noubar Afeyan
Manager

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

LILLY VENTURES FUND I, LLC

By:	/s/ S. Edward Torres
Name:	S. Edward Torres
Title:	Managing Director

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P.,
its General Partner

By: ARCH Venture Partners VII, LLC,
its General Partner

	By:	/s/ Keith L. Crandell
	Name:	Keith L. Crandell
	Title:	Managing Director

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

ARCH VENTURE FUND VI, L.P.

By: ARCH Venture Partners VI, L.P.,
its General Partner

By: ARCH Venture Partners VI, LLC,
its General Partner

By:	/s/ Keith L. Crandell
Name:	Keith L. Crandell
Title:	Managing Director

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

VENROCK ASSOCIATES V, L.P.

By: Venrock Management V, LLC
Its: General Partner

By:	/s/ Bryan Roberts
Authorized Signatory

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

VENROCK ENTREPRENEURS FUND V, L.P.

By: VEF Management V, LLC
Its: General Partner

By:	/s/ Bryan Roberts
Authorized Signatory

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

VENROCK PARTNERS V, L.P.

By: Venrock Partners Management V, LLC
Its: General Partner

By:	/s/ Bryan Roberts
Authorized Signatory

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 22, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

ORBIMED ASSOCIATES III, L.P.

By: OrbiMed Advisors LLC
Its: General Partner

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	Member

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 22, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

ORBIMED PRIVATE INVESTMENTS III, LP

By: OrbiMed Capital GP III, LLC
Its: General Partner

By: OrbiMed Advisors LLC
Its: Managing Member

By:	/s/ Michael Sheffery
Name:	Michael Sheffery
Title:	Member

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

William H. Rastetter and Marisa G. Rastetter

By:	/s/ William H. Rastetter
Name:	William H. Rastetter

By:	/s/ Marisa G. Rastetter
Name:	Marisa G. Rastetter

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

/s/ Faheem Hasnain
Faheem Hasnain

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

WS INVESTMENT COMPANY, LLC (2012A)

By:	/s/ James A. Terraman
Name:
Title:

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

WASHINGTON RESEARCH FOUNDATION

By:	/s/ Jeff Eby
Name:	Jeff Eby
Title:	CFO

Address:	2615 Eastlake Ave E #300
Seattle, WA 98102

SIGNATURE PAGE TO

OMNIBUS APPROVAL AND AMENDMENT WITH RESPECT TO:

SERIES B PREFERRED STOCK PURCHASE AGREEMENT; AND

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FEBRUARY 23, 2012

The undersigned hereby executes and delivers the Omnibus Approval and Amendment  to which this Signature Page is attached, which, together with all counterparts thereto and Signature Pages of the other parties with respect thereto, shall constitute one and the same document in accordance with the terms of such document.

ALTITUDE LIFE SCIENCE VENTURES, L.P.

By:	/s/ David Maki
Name:	David Maki
Title:	General Partner

Address:	701 Fifth Avenue
Suite 5400
Seattle, WA 98104